                                                                     EXHIBIT 99
PROXY CARD              SAFECARD SERVICES, INCORPORATED
                           3001 E. Pershing Boulevard
                            Cheyenne, Wyoming 82001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Marshall L. Burman and Marc F. Joseph, or either of them, each with the power to appoint his substitute, as lawful proxies of the undersigned, and hereby authorizes them to represent and to vote as designated below all of the shares of common stock of SAFECARD SERVICES, INCORPORATED held of record by the undersigned on February 28, 1995 which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the St. Regis Hotel, 2 East 55th at Fifth Avenue, New York, New York on April 27, 1995, or any adjournment or postponement thereof (the "1995 Annual Meeting").

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS IA, IB, IC, II, III, IV
                                     AND V.

   I.   REORGANIZATION OF THE COMPANY
        IA      TO APPROVE THE PLAN OF REORGANIZATION AND
                AGREEMENT OF MERGER
                / / FOR         / / AGAINST         / / ABSTAIN
        IB      TO AUTHORIZE THE CAPITAL STRUCTURE OF IDEON GROUP,
                INC. TO INCLUDE 90 MILLION SHARES OF COMMON STOCK
                / / FOR         / / AGAINST         / / ABSTAIN
        IC      TO AUTHORIZE THE CAPITAL STRUCTURE OF IDEON GROUP,
                INC. TO INCLUDE 10 MILLION SHARES OF PREFERRED
                STOCK WHICH, WITHOUT STOCKHOLDER APPROVAL, WILL
                NOT BE USED FOR ANY ANTITAKEOVER PURPOSE
                / / FOR         / / AGAINST         / / ABSTAIN
 II. ELECTION OF DIRECTORS:     / / FOR all the nominees listed below    / / WITHHOLD AUTHORITY to vote
                                 (except as indicated to the contrary     for all nominees listed below
                                below)                                    JOHN ELLIS BUSH
                                 ROBERT L. DILENSCHNEIDER

  INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name here:
                          ----------------------------------------------------

  III.   AMENDMENT OF THE 1994 LONG TERM STOCK-BASED INCENTIVE PLAN
         / / FOR         / / AGAINST         / / ABSTAIN
   IV.   APPROVAL OF THE DIRECTORS STOCK PLAN
         / / FOR         / / AGAINST         / / ABSTAIN
    V.   RATIFICATION OF AUDITORS
         / / FOR         / / AGAINST         / / ABSTAIN
   VI.   To transact such other business as may properly come before the 1995 Annual Meeting.

             (continued and to be signed and dated on reverse side)

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS IA, IB, IC, II, III, IV AND V.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

  If you plan to attend the Annual Meeting of Stockholders on April 27, 1995,
            please indicate.  / / will attend    / / will not attend


                                           Dated:                           1995
                                           --------------------------------,


                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                            Signature of Additional Stockholder
                                                      if held jointly

                                           Please sign exactly as your name
                                           appears to the left. When shares are
                                           held by joint tenants, both should
                                           sign. When signing as attorney,
                                           executor, administrator, trustee, or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by president
                                           or other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.

                                           STOCKHOLDERS WHO ARE PRESENT AT THE
                                           MEETING MAY REVOKE THEIR PROXY AND
                                           VOTE IN PERSON IF THEY SO DESIRE.